UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2006

PINNACLE ENTERTAINMENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	001-13641	95-3667491
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3800 Howard Hughes Parkway Las Vegas, Nevada	89109
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, including area code: (702) 784-7777

N/A

(Former name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (7 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On December 29, 2006, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Pinnacle Entertainment, Inc. (the “Company”) approved 2006 cash bonuses and deferred bonuses for certain executive officers of the Company not including Daniel R. Lee, the Company’s Chairman of the Board and Chief Executive Officer, whose bonus will be determined by the Compensation Committee at a later time, based on achievement of previously established objective performance goals. The 2006 deferred bonuses were awarded under the Deferred Bonus Plan, a summary of which was filed as Exhibit 10.56 to the Company’s Form 10-K/A filed with the Securities and Exchange Commission on May 9, 2005. The deferred bonuses are deferred and paid in three equal annual installments beginning January 2008. All cash bonuses were paid on or about January 4, 2007 but for amounts that any executive officer may have elected to defer under Company benefit plans.

The 2006 cash bonuses and the bonuses that were awarded under the Deferred Bonus Plan to the persons serving as executive officers of the Company are as follows:

Name and Title	2006 Cash Bonus	2006 Deferred Bonus
Wade W. Hundley President	$360,000	$120,000
Stephen H. Capp Executive Vice President and Chief Financial Officer	$337,500	$112,500
Alain Uboldi Chief Operating Officer	$255,000	$85,000
John A. Godfrey Executive Vice President, Secretary and General Counsel	$243,750	$81,250

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit No.	Description
Exhibit 10.1	Summary of 2006 Bonus Award Schedule.

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SIGNATURE

Pursuant to the requirements of Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PINNACLE ENTERTAINMENT, INC.
(Registrant)

Date: January 5, 2007	By:	/s/ Stephen H. Capp
Stephen H. Capp
Executive Vice President and Chief Financial Officer

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INDEX TO EXHIBITS

Exhibit No.	Description
Exhibit 10.1	Summary of 2006 Bonus Award Schedule.

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